Exhibit 10.1

RIVERDALE MINING INC.

SENIOR PROMISSORY NOTE

**$5,000.00 (Five Thousand Dollars)**

1.      FOR VALUE RECEIVED, RIVERDALE MINING INC., a Nevada corporation (the "Borrower"), hereby promises to pay to the order of CRG Finance AG ("Lender"), at such time, place and in such manner as Lender may specify in writing, the principal amount of **$5,000.00 (Five Thousand Dollars)**(the "Principal") pursuant to the terms and conditions specified herein (this “Note”).  The Borrower shall pay interest on the outstanding principal of this Note at the annual rate of ten percent (10.0%) per annum, calculated based on a year of 365 days and actual days elapsed (the “Interest”).

2.      The Borrower hereby promises to pay to the order of the Lender the Principal and all Interest due thereon within thirty calendar (30) days upon delivery to the Company of written demand by the Lender (the “Due Date”), at such place and in such manner as Lender may specify in writing.  This Note is hereby deemed by the Borrower to be senior to any and all other shareholder loans previously made to the Borrower and shall be paid in full prior to repayment by the Borrower of any other such shareholder loans.

3.      Any and all fees, costs, expenses and disbursements charged by financial institutions with respect to wire transfer or other transmittal charges incurred in connection with delivery of the Principal from the Lender to the Borrower shall be deemed to have been received by the Borrower from the Lender and all such amounts shall be included in the calculation of Principal hereunder.

4.      This Note shall not be transferable by Borrower and the Borrower may not assign, transfer or sell all or a portion of its rights and interests to and under this Note to any persons and any such purported transfer shall be void ab initio.  The Lender may transfer and assign this Note at its sole discretion.

5.      The failure at any time of the Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date.  All rights and remedies of the Lender shall be cumulative and may be pursued singly, successively or together, at the option of the Lender.  The acceptance by the Lender of any partial payment shall not constitute a waiver of any default or of any of the Lender's rights under this Note.  No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by the Lender unless the same shall be in writing, duly signed on behalf of the Lender; and each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Lender in any other respect at any other time.

6.      Any term or condition of this Note may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.

7.      The Borrower represents and warrants that this Note is the valid and binding obligation of the Borrower, fully enforceable in accordance with its terms.  The execution and delivery by the Borrower of this Note, the performance by the Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby and thereby does not and will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Borrower’s charter instruments; (b) conflict with or result in a violation or breach of any term or provision of any law or order applicable to the Borrower or any of its assets and properties; or (c) (i) conflict with or result in a violation or breach of, or (ii) result in or give to any person any rights or create any additional or increased liability of the Borrower under or create or impose any lien upon, the Borrower or any of its assets and properties under, any contract or permit to which the Borrower is a party or by which its assets and properties are bound.

8.      If any provision of this Note is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Note will not be materially and adversely affected thereby, (i) such provision will be fully severable; (ii) this Note will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Note will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Note a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.      Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given two days after it is sent by an internationally recognized delivery service to the address of record of the Lender or the Borrower, respectively.  Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

10.  A default shall exist on this Note if any of the following occurs and is continuing:  (i) Failure to pay Principal and any accrued Interest on the Note on or before the Due Date; (ii) Failure by the Borrower to perform or observe any other covenant or agreement of the Borrower contained in this Note; (iii) A custodian, receiver, liquidator or trustee of the Borrower, or any other person acting under actual or purported force of law takes ownership, possession or title to Borrower property; (iv) any of the property of the Borrower is sequestered by court order; (v) a petition or other proceeding, voluntary or otherwise is filed by or against the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of indebtedness, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or (vi) the Borrower makes an assignment for the benefit of its creditors, or generally fails to pay its obligations as they become due, or consents to the appointment of or taking possession by a custodian, receiver, liquidator or trustee of the Borrower or all or any part of its property.  Upon any such default, the Borrower shall immediately notify the Lender, and upon notice to the Borrower, the Lender may declare the Principal of the Note, plus accrued Interest, to be immediately due and payable, upon which such Principal and accrued Interest shall become due and payable immediately.  Interest upon default shall thereafter accrue at the rate of 15% per annum, calculated based on a year of 365 days and actual days elapsed from the date of such default.

11.  The Borrower, any endorser, or guarantor hereof or in the future (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally:  (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, any pledge, security, guaranty or other documents executed in connection with this Note; (b) consent to all delays, extensions, renewals or other modifications of this Note, or waivers of any term hereof or thereof, or release or discharge by the Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of the Lender or any indulgence shown by the Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by the Lender shall in any way affect or impair the Obligations (as hereinafter defined) of any Obligors or be construed as a waiver by the Lender of, or otherwise affect, any of the Lender's rights under this Note, under any endorsement or guaranty of this Note; (c) if the Borrower fails to fulfill its obligations hereunder when due, agrees to pay, on demand, all costs and expenses of enforcement of collection of this Note or of any endorsement or guaranty hereof and/or the enforcement of the Lender's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, all attorney's fees, costs, expenses and disbursements, including, without further limitation, any and all fees related to any legal proceeding, suit, mediation arbitration, out of court payment agreement, trial, appeal, bankruptcy proceedings or any other actions of any nature whatsoever required on the part of Lender or Lender’s representatives to enforce this Note and the rights hereunder; and (d) waive the right to interpose any defense, set-off or counterclaim of any nature or description.

12.  The Borrower will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Lender of this Note against impairment.  This Note shall be enforceable against all successors and assigns of Borrower.  Borrower hereby covenants that all of its subsidiaries and affiliates shall jointly and severally perform this Agreement to the same and full extent on behalf of Borrower if Borrower is unable to perform.

13.  This Note having a value of more than US$10,0000 shall be governed, construed and enforced under the laws of the State of New York, without regard to conflict of law principles of any jurisdiction to the contrary.  Dispute resolution shall be made in accordance with that certain Financing Agreement between the Borrower and the Lender, of which this Note is an integral part and is hereby incorporated by reference therein by reference hereto.

14.  This Note supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof, together with that certain Financing Agreement between the Borrower and the Lender, of which this Note is an integral part and is hereby incorporated by reference therein by reference hereto.

15.  If the Lender loses this Note, the Borrower shall issue an identical replacement note to the Lender upon the Lender's delivery to the Borrower of a customary agreement to indemnify the Borrower reasonably satisfactory to the Borrower for any losses resulting from issuance of the replacement note.

16.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

IN WITNESS WHEREOF, the Borrower has caused this Note to be dated, executed and issued on its behalf, by its duly appointed and authorized officer, as of the 10th day of January, 2012.

RIVERDALE MINING INC.

By:      /s/ VLADIMIR VASKEVICH

            Name: Vladimir Vaskevich

            Title:    Chief Executive Officer